UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

——————

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 1, 2015

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On May 1, 2015, Dynatronics Corporation, a Utah corporation (“Registrant”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with affiliates of Prettybrook Partners, LLC (“Prettybrook”) and certain other purchasers (collectively with Prettybrook, the “Preferred Investors”) for the offer and sale of shares of Registrant’s Series A 8% Convertible Preferred Stock (the “Series A Preferred”) in the aggregate amount of $4,000,000 (the “Series A Financing”).  The Preferred Investors are all persons who are accredited investors as defined by Rule 501 under the Securities Act of 1933, as amended (the “Act”).  Pursuant to the Purchase Agreement, the Preferred Investors agreed to purchase a total of 1,600,000 shares of Series A Preferred Stock, and will be granted in connection with such purchase, (i) A-Warrants, exercisable by cash exercise only, to purchase 1,200,000 shares of Common Stock of Dynatronics (the “A-Warrants”) and (ii) B-Warrants, exercisable by “cashless exercise”, to purchase 1,200,000 shares of Common Stock of Dynatronics (the “B-Warrants”, together with the “A-Warrants”, the “Warrants”).

The Series A Preferred is voting stock and votes on an as-converted basis, one vote for each share of Common Stock issuable upon conversion of the Series A Preferred, subject to certain restrictions which prevent the Series A Preferred from voting on a heavier basis than the Common Stock based on the market price on the issuance date of the Series A preferred (the “Issuance Date”).  Further, until Shareholder Approval has been obtained as discussed below, the aggregate voting rights of the Series A Preferred shall not exceed 19.99% of the aggregate voting power of all of the outstanding shares of Common Stock on the Issuance Date (the “Voting Cap”). Each share of Series A Preferred is convertible (subject to the Conversion Cap) into one share of Common Stock and will accrue an annual dividend at a rate of 8.0% (“Series A Dividends”).  Prior to receipt of Shareholder Approval, the Series A Preferred in the aggregate shall not be convertible into more than 19.99% of the number of shares of Common Stock outstanding as of the Issuance Date (the “Conversion Cap”).  The Series A Dividends may be paid at the discretion of the Company in cash or in shares of the Company’s Common Stock, subject to Shareholder Approval.  The Warrants have an exercise price of $2.75 and a term of six years.  The Warrants do not become exercisable until receipt of Shareholder Approval. The B-Warrants may not be exercised until all A-Warrants have been exercised.

Pursuant to the Purchase Agreement, upon the election by any particular Series A Preferred holder in his discretion, Registrant will not effect any conversion of the Series A Preferred, and such holder will not have the right to convert any portion of the Series A Preferred, to the extent that, after giving effect to the conversion, such holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the conversion (the “Conversion Beneficial Ownership Limitation”).

Pursuant to the Warrants, upon the election by any particular Warrant holder, Registrant will not effect any exercise of the Warrants, and such holder will not have the right to exercise any portion of the Warrants, to the extent that, after giving effect to the conversion, such holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise (the “Exercise Beneficial Ownership Limitation”).

Upon the closing of the Series A Financing, the Board of Directors of Registrant will be increased from five members to seven members and the Series A Preferred, subject to certain limitations, will be granted the right to appoint up to three directors of Registrant.

The closing of the Series A Financing is conditioned upon Shareholder Approval.  At the next annual meeting of the shareholders of Registrant to be held on or before June 30, 2015, the shareholders will also be asked to approve (i) the removal of the Conversion Cap and Voting Cap, (ii) the potential exercise of the Warrants, and (iii) the potential issuances of shares of Common Stock in lieu of cash to satisfy the dividend obligations to the holders of Series A Preferred. Such approval is referred to herein as the “Shareholder Approval.”  The Preferred Investors may elect to waive the Shareholder Approval, and if the Preferred Shareholders so elect and proceed with closing the Series A Financing, the conversion, exercise and voting limitations, as applicable to the Series A Preferred and the Warrants, all as described above, will remain in effect.

Shareholder Approval is required by the NASDAQ Marketplace Rules (the “NASDAQ Rules”) in order for Registrant to retain its listing on the NASDAQ Stock Market because the number of shares of Common Stock that could be issued in connection with such transactions would represent more than 20% of the voting power of Registrant’s outstanding Common Stock prior to the Series A Financing and would constitute a Change of Control as defined under the NASDAQ Rules.

Registrant also agreed to file one or more registration statements under the Act to register the issuance and the sale of the Common Stock issuable upon conversion of the Series A Preferred and exercise of the Warrants, including shares of Common Stock issuable pursuant to anti-dilution provisions of such securities as well as shares of Common Stock issued in payment of Series A Dividends.  The terms governing these registrations are contained in a Registration Rights Agreement entered into by Registrant and the Preferred Investors.

Ladenburg Thalmann acted as placement agent for the Series A Financing.

The foregoing descriptions of the Purchase Agreement, the terms of the Series A Preferred, the Warrants and the Registration Rights Agreement and related documents are qualified in their entirety by the text of such documents, copies of which are annexed to this Current Report as exhibits.

Item 3.02                      Unregistered Sales of Equity Securities.

Series A Financing

Pursuant to the terms of the Purchase Agreement referenced under Item 1.01 above, the Preferred Investors have agreed to purchase a total of 1,600,000 shares of Series A Preferred Stock, and will be granted in connection with such purchase, Warrants to purchase 2,400,000 shares of Common Stock of Dynatronics.

Dynatronics believes that the offer and sale of the Series A Preferred and Warrants is exempt from the registration and prospectus delivery requirements of the Act pursuant to section 4(2) of the Act, and in reliance on the exemption from registration provided by Rule 506 under the Act.  The shares of Series A Preferred and Warrants are being issued directly by Dynatronics and do not involve a public offering or general solicitation.  Each recipient of the Series A Preferred and Warrants has received or had effective access to documents and records of Dynatronics that contain the relevant information needed to make such recipient’s investment decision, including Dynatronics’ financial statements and periodic reports filed with the Commission.  The offer and sale of the Series A Preferred and Warrants were made solely to persons who are accredited investors as defined by Rule 501 under the Act, and Dynatronics has reasonable belief that each recipient of Series A Preferred has such knowledge of and experience in financial and business matters that such recipient is capable of evaluating the merits and risks of an acquisition of shares of the Series A Preferred and Warrants.  Ladenburg Thalmann acted as placement agent for Dynatronics in the offer and sale of the shares of Series A Preferred and Warrants.

The shares of Series A Preferred are convertible into shares of Dynatronics Common Stock, subject to the limitations discussed under Item 1.01.  The Warrants will become exercisable upon receipt of Shareholder Approval.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 1, 2015, Registrant entered into new written employment agreements with Larry K. Beardall, Executive Vice President and Kelvyn H. Cullimore, Jr., Chairman, President and CEO.  These agreements reflect substantially the same terms of, but supersede and replace agreements entered into in 2012, as subsequently amended.  The agreements were approved by the Registrant’s Compensation Committee.

The compensation package underlying each of these agreements includes (i) a base salary ($200,000 per year for Mr. Cullimore and $175,000 per year for Mr. Beardall), (ii) an automobile allowance,(iii) a discretionary bonus (at rates established by the Compensation Committee), (iv) restricted stock awards and/or stock options granted under our equity compensation plans, as amended and restated, and (v) other welfare and employee benefits that are standard in such agreements, including, by way of example, life and disability insurance, health insurance, and paid vacation.  These agreements also contain a provision granting the executives a single cash lump-sum payment ($500,000 for Mr. Cullimore and $400,000 for Mr. Beardall) within 30 days following an event of a change in control occurring after the effective date of the agreements (May 1, 2015). As defined in these employment contracts, a “change of control” is defined as follows:

(a) any person or group of persons together with its affiliates, but excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plans of the Company or (iii) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company);

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on May 1, 2015, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(c) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(d) the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, for purposes of these agreements, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and a “Change of Control” shall not occur for purposes of this Agreement as a result of any primary or secondary offering of Company Common Stock to the general public through a registration statement filed with the SEC.

In addition, notwithstanding the foregoing, to the extent that any payment under the agreements is payable solely upon or following the occurrence of a Change of Control and such payment is treated as “deferred compensation” for purposes of §409A of the Code, no event that would not qualify as a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in §1.409A-3(i)(5) of the Treasury Regulations, shall be treated as a “Change of Control” under the agreements.

If a change of control occurs the executive’s stock options, stock awards, warrants and other similar rights granted by us to each executive prior to termination will immediately and entirely vest and will be immediately delivered to the executive without restriction or limitation of any kind (except for normal transfer restrictions required by law).  In the event of termination prior to the expiration of the term, we are also obligated to pay the executive a separation payment equal to twelve (12) months’ salary.

Each agreement also provides that upon termination of the executive’s employment we will transfer to him title, free and clear of all encumbrances, to either (i) the Company-owned vehicle used by the executive at the time of termination, or (ii) a vehicle of substantially similar market value.

These employment agreements terminate upon the executive’s death or disability or termination of their employment for cause.  The employment agreements also contain covenants against competition by each executive during the term of his employment and for eighteen months after the termination of his employment for any reason.

In connection with the employment agreement referenced above, the Compensation Committee has approved the grant of a nonqualified stock option pursuant to the Dynatronics Corporation 2015 Equity Incentive Plan (the “2015 Plan”) to Kelvyn H. Cullimore, Jr. for the purchase of 40,000 shares of Common Stock.  The exercise price for such options shall be the fair market price of the Common Stock as determined by the closing price of the Common Stock quoted on the Nasdaq Stock Market at the close of the fifteenth trading day following the annual shareholder meeting at which the 2015 Plan is approved.

In connection with the employment agreement referenced above, the Compensation Committee has approved the grant of a nonqualified stock option pursuant to the 2015 Plan to Larry K. Beardall for the purchase of 40,000 shares of Common Stock.  The exercise price for such options shall be the fair market price of the Common Stock as determined by the closing price of the Common Stock quoted on the Nasdaq Stock Market at the close of the fifteenth trading day following the annual shareholder meeting at which the 2015 Plan is approved.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the closing of the Purchase Agreement referenced under item 1.01, Dynatronics shall file Articles of Amendment to the Articles of Incorporation of the Company Designating Preferences, Rights and Limitations of the Series A Preferred Stock (the “Series A Designation”) with the Utah Division.  The filing of the Series A Designation will constitute an amendment to the Articles of Incorporation of the Company, creating the Series A Preferred Stock.  A form of the Series A Designation and is attached hereto as Exhibit 3.1.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1
Form of Articles of Amendment to the Articles of Incorporation of Dynatronics Corporation Designating Preferences, Rights and Limitations of the Series A Preferred Stock, filed as Appendix B to the Registrant’s Preliminary Proxy Statement as filed with the Commission on May 4, 2015 and incorporated herein by reference.

Exhibit 4.1	Form of A-Warrant, filed as Appendix D to the Registrant’s Preliminary Proxy Statement as filed with the Commission on May 4, 2015 and incorporated herein by reference.

Exhibit 4.2	Form of B-Warrant, filed as Appendix E to the Registrant’s Preliminary Proxy Statement as filed with the Commission on May 4, 2015 and incorporated herein by reference.

Exhibit 10.1
Securities Purchase Agreement, dated as of May 1, 2015, filed as Appendix C to the Registrant’s Preliminary Proxy Statement as filed with the Commission on May 4, 2015 and incorporated herein by reference.

Exhibit 10.2	Form of Registration Rights Agreement, filed as Appendix F to the Registrant’s Preliminary Proxy Statement as filed with the Commission on May 4, 2015 and incorporated herein by reference.

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Bob Cardon
Bob Cardon
Vice President of Administration, Secretary, Treasurer

Date:  May 4, 2015